EXHIBIT 2.3



                          VOTING AND EXCHANGE AGREEMENT


     THIS VOTING AND EXCHANGE AGREEMENT is entered into as of June ___, 2001, among ASPi Europe, Inc., a Delaware corporation ("Pubco"), GrowthExperts Group Inc., an Alberta corporation ("Target"), Clark, Wilson Barristers & Solicitors ("Trustee"), ASPi Alberta Holdings Inc., an Alberta corporation ("Acquiror"), and the holders of Exchangeable Shares of Amalco, as described in Schedule A (the "Holders").


WHEREAS,:


A. Pursuant to an Amalgamation and Re-organization Agreement dated effective as of June ___, 2001 by and between Pubco, Acquiror, and Target (such agreement as it may be further amended or restated is hereinafter referred to as the "Amalgamation Agreement"), the parties agreed that on the Closing Date (as defined in the Amalgamation Agreement), Pubco, Amalco (as defined herein) and the Holders would execute and deliver a Voting and Exchange Agreement containing the terms and conditions set forth in Schedule K to the Amalgamation Agreement together with such other terms and conditions as may be agreed to by the parties to the Amalgamation Agreement acting reasonably;


B. Pursuant to an amalgamation of Target and Acquiror (the "Amalgamation", with the subsequent entity that is formed referred to as "Amalco") effected by Articles of Amalgamation dated June ____, 2001 filed pursuant to the Business Corporations Act (Alberta) (or any successor or other corporate statute by which Amalco may in the future be governed) (the "Act"), each issued and outstanding common share of Target (a "Target Common Share") was exchanged for nonvoting exchangeable shares of Amalco (the "Exchangeable Shares");


C. The Articles of Amalgamation of Amalco set forth the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions are described in Schedule A to the Amalgamation Agreement (collectively, the "Exchangeable Share Provisions");


D. Pursuant to the Amalgamation Agreement, Pubco will grant to each Holder voting rights in Pubco on the basis of each Holder having an equivalent number of votes in Pubco as the number of Exchangeable Shares held by such Holder;


E. Pubco is to grant to and in favor of the Holders (other than Pubco and its subsidiaries) from time to time of the Exchangeable Shares the right, in the circumstances set forth herein, to require Pubco to acquire from each such Holder all or any part of the Exchangeable Shares held by the Holder;


F. The parties desire to make appropriate provision and to establish a procedure whereby the Holders have voting rights in Pubco by and through a Trustee, which will hold legal title to and a share certificate in respect of a share of Pubco Special Voting Stock (the "Pubco Special Voting Stock") to which voting rights attach for the benefit of such Holders;


G. The parties desire to make appropriate provision and to establish a procedure whereby the rights to require Pubco to acquire the Exchangeable Shares from the Holders thereof (other than Pubco and its subsidiaries) shall be exercisable from time to time by such Holders; and


H. These recitals and any statement of facts in this Agreement are made by Pubco, Acquiror and Target and not by the Trustee.


          NOW  THEREFORE,  in  consideration  of the  respective  covenants  and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1       Definitions

          In this Agreement, the following terms shall have the following meanings:

     (a) "Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of Pubco Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Exchangeable Shares issued and outstanding and held by Holders multiplied by (ii) the Equivalent Vote Amount.

     (b)  "Amalgamation" has the meaning provided in the recitals hereto.

     (c) "Automatic Exchange Rights" means the benefit of the obligation of Pubco to effect the automatic exchange of shares of the Pubco Common Stock for the Exchangeable Shares pursuant to Section 5.10 hereof.

     (d)  "Board of Directors" means the Board of Directors of Amalco.

     (e) "Business Day" has the meaning provided in the Exchangeable Share Provisions.

     (f) "Equivalent Vote Amount" means, with respect any matter, proposition or question on which holders of Pubco Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of Pubco Common Stock is entitled with respect to such matter, proposition or question.

     (g) "Exchangeable Share Consideration" has the meaning provided in the Exchangeable Share Provisions.

     (h) "Exchangeable Share Provisions" has the meaning provided in the recitals hereto.

     (i)  "Exchangeable Shares" has the meaning provided in the recitals hereto.

     (j) "Exchange Put Right" has the meaning provided in the Exchangeable Share Provisions.

     (k)  "Exchange Right" has the meaning provided in Section 5.1 hereof.

     (l) "Exchangeable Shareholder Approval" means approval by the Holders in accordance with the provisions of Section 3.9 of the Exchangeable Share Provisions.

     (m) "Holders" means the registered holders from time to time of the Exchangeable Shares.

     (n) "Insolvency Event" means the institution by Amalco of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound-up, or the consent of Amalco to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Amalco to contest in good faith any such proceedings commenced in respect of Amalco within 15 days of becoming aware thereof, or the consent by Amalco to the filing of any such petition or to the appointment of a receiver, or the making by Amalco of a general assignment for the benefit of creditors, or the admission in writing by Amalco of its inability to pay its debts generally as they become due, or Amalco's not being permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 3.5 of the Exchangeable Share Provisions.

     (o) "Liquidation Call Right" has the meaning provided in the Exchangeable Share Provisions.

     (p)  "Liquidation  Event"  has the  meaning  provided  in  subsection  5.10 hereof.

     (q) "Liquidation Event Effective Time" has the meaning provided in subsection 5.10(c) hereof.

     (r)  "List" has the meaning provided in Section 4.6 hereof.

     (s) "Officer's Certificate" means, with respect to Pubco or Amalco, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board (if there be one), the President or any Vice-President of Pubco or Amalco, as the case may be.

     (t) "Person" includes an individual, body corporate, partnership, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

     (u) "Pubco Common Stock" has the meaning provided in the Exchangeable Share Provisions.

     (v)  "Pubco Consent" has the meaning provided in Section 4.2 hereof.

     (w)  "Pubco Meeting" has the meaning provided in subsection 4.2 hereof.

     (x) "Pubco Special Voting Stock" has the meaning provided in the recitals hereto.

     (y)  "Pubco Successor" has the meaning provided in subsection 11.1 hereof.

     (z) "Redemption Call Right" has the meaning provided in the Exchangeable Share Provisions.

     (aa) "Retracted Shares" has the meaning provided in Section 5.6 hereof.

     (bb) "Retraction Call Right" has the meaning provided in the Exchangeable Share Provisions.

     (cc) "Share Consideration" has the meaning provided in the Exchangeable Share Provisions.

     (dd) "Share Price" has the meaning provided in the Exchangeable Share Provisions.

     (ee) "Stockholder Votes" has the meaning provided in Section 4.2 hereof.

     (ff) "Subsidiary" has the meaning provided in the Exchangeable Share Provisions.

     (gg) "Support Agreement" means that certain support agreement made as of even date hereof by and between Pubco, Aquiror and Target.

     (hh) "Trust" means the trust created by this Agreement.

     (ii) "Trust Estate" means the Voting Share held by the Trustee from time to time pursuant to this Agreement.

     (jj) "Voting Rights" means the voting rights attached to the Voting Share.

     (kk) "Voting Share" means the one share of Pubco Special Voting Stock, with a par value of $0.001, issued by Pubco to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of Pubco Common Stock equal to the Aggregate Equivalent Vote Amount.

1.2       Interpretation Not Affected by Headings, Etc.

          The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3       Number, Gender, Etc.

          Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4       Date for Any Action

          If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5       Payments

          All payments to be made hereunder will be made without interest. Acquiror and Pubco shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as Acquiror or Pubco is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction or withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a Holder exceeds the cash portion of the consideration otherwise payable to the holder, Acquiror and Pubco are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Acquiror and Pubco, as the case may be, to enable it to comply with such deduction or withholding requirement and Acquiror and Pubco shall notify the Holder thereof and remit any unapplied balance of the net proceeds of such sale.

                                   ARTICLE 2
                              PURPOSE OF AGREEMENT

          The purpose of this Agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights as trustee for and on behalf of the Holders as provided in this Agreement.

                                   ARTICLE 3
                                  VOTING SHARE

3.1       Issuance and Ownership of the Voting Share

          Pubco hereby issues to and deposits with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this Agreement. Pubco hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Share by Pubco to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

     (a) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

     (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share, and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

3.2       Legended Share Certificates

          Amalco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights.

3.3       Safe Keeping of Certificate

          The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

3.4       Holders' Benefit

          For greater certainty, the Trustee holds the benefit of the Voting Rights for the Holders, but all other rights in respect of the Voting Share, including without limitation any rights to receive dividends on the Voting Share, are for benefit of Pubco.

                                   ARTICLE 4
                            EXERCISE OF VOTING RIGHTS

4.1       Voting Rights

          The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of Pubco at a Pubco Meeting or in connection with a Pubco Consent (in each case, as hereinafter defined). The Voting Rights shall be and remain vested in and exercised by the Trustee. The Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which a Pubco Consent is sought or a Pubco Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder's Voting Rights.

4.2       Number Of Votes

          With respect to all meetings of stockholders of Pubco at which holders of shares of Pubco Common Stock are entitled to vote (a "Pubco Meeting") and with respect to all written consents sought by Pubco from its stockholders including the holders of shares of Pubco Common Stock (a "Pubco Consent"), each Holder shall be entitled to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Holder on the record date established by Pubco or by applicable law for such Pubco Meeting or Pubco Consent, as the case may be (the "Stockholder Votes") in respect of each matter, question or proposition to be voted on at such Pubco Meeting or to be consented to in connection with such Pubco Consent.

4.3       Mailings To Holders Of Exchangeable Shares

          With respect to each Pubco Meeting and Pubco Consent, Pubco will mail or cause to be mailed (or otherwise communicate in the same manner as Pubco utilizes in communications to holders of Pubco Common Stock) to each of the Holders named in the List (as defined below) on the same day as the initial mailing or notice (or other communication) with respect thereto is given by Pubco to its stockholders:

     (a) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of Pubco;

     (b) a statement of the number of Stockholder Votes that the Holder is entitled to exercise;

     (c) a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Stockholder Votes with respect to such Pubco Meeting or Pubco Consent, as the case may be, pursuant to Section 4.7 hereof, to attend such Pubco Meeting and to exercise personally the Stockholder Votes thereat;

     (d) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give: (i) a proxy to such Holder or such Holder's designee to exercise personally the Stockholder Votes, or
          (ii) a proxy to a designated agent or other representative of the management of Pubco to exercise such Stockholder Votes;

     (e) a statement that if no voting instructions are received from the Holder, the Stockholder Votes to which such Holder is entitled will not be exercised;

     (f) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and (g) a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Pubco Meeting shall not be later than the close of business on the second Business Day prior to such meeting, and (ii) the method for revoking or amending such proxies.

The materials referred to above are to be provided by Pubco to the Holders and the Trustee.


          For the purpose of determining Stockholder Votes to which a Holder is entitled in respect of any such Pubco Meeting or Pubco Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by Pubco or by applicable law for purposes of determining stockholders entitled to vote at such Pubco Meeting or to give written consent in connection with such Pubco Consent. Pubco will notify the Trustee in writing of any decision of the board of directors of Pubco with respect to the calling of any such Pubco Meeting or the seeking of any such Pubco Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

4.4       Copies Of Stockholder Information

          Pubco will deliver to the Trustee copies of all proxy materials (including notices of Pubco Meetings, but excluding proxies to vote shares of
Pubco  Common  Stock),   information
statements,  reports  (including  without  limitation  all  interim  and  annual financial statements) and other written communications that are to be distributed from time to time to holders of Pubco Common Stock. Pubco will mail or otherwise send to each Holder, at the expense of Pubco, copies of all such proxy materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by Pubco), to the extent possible, at the same time as such materials are first sent to holders of Pubco Common Stock. Pubco will make copies of all such materials available for inspection by any Holder at Pubco's principal transfer office in the city of Vancouver, British Columbia.

4.5       Other Materials

          Immediately after receipt by Pubco or any stockholder of Pubco of any material sent or given generally to the holders of Pubco Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Pubco shall use its best efforts to send such material (unless the same has been provided directly to Holders by such third party), at the expense of Pubco, to each Holder and the Trustee as soon as practicable after receipt thereof. Pubco will also make copies of all such materials available for inspection by any Holder at Pubco's principal office in the city of Vancouver, British Columbia.

4.6       List Of Persons Entitled To Vote

          Amalco shall (a) prior to each annual, general and special Pubco Meeting or the seeking of any Pubco Consents and (b) forthwith upon each request made at any time by the Trustee or Pubco in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee or Pubco in such request or, in the case of a List prepared in connection with a Pubco Meeting or a Pubco Consent, at the close of business on the record date established by Pubco or pursuant to applicable law for determining the holders of Pubco Common Stock entitled to receive notice of and/or to vote at such Pubco Meeting or to give consent in connection with such Pubco Consent. Each such List shall be delivered to Pubco promptly after receipt by Amalco of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable Pubco to perform its obligations under this Agreement. Pubco agrees to give Amalco written notice (with a copy to the Trustee) of the calling of any Pubco Meeting or the seeking of any Pubco Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable Amalco to perform its obligations under this Section 4.6.

4.7       Entitlement to Direct Votes

          Any Holder named in a List prepared in connection with any Pubco Meeting or any Pubco Consent will be entitled (i) to instruct the Trustee in the manner described in Section

4.3 hereof with respect to the exercise of the Stockholder Votes to which such Holder is entitled or (ii) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Stockholder Votes to which such Holder is entitled.

4.8       Voting by Trustee, and Attendance of Trustee Representative, at
          Meeting

     (a) In connection with each Pubco Meeting and Pubco Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to Section 4.7 hereof, the Stockholder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by Pubco to the Holder pursuant to Section 4.3 hereof.

     (b) The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Pubco Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Stockholder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either:

          (i)  has not  previously  given the Trustee  instructions  pursuant to
               Section 4.7 hereof in respect of such Pubco Meeting, or

          (ii) submits to the Trustee's representatives written revocation of any such previous instructions.

          At such Pubco Meeting, the Holder exercising such Stockholder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, questions or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9       Distribution Of Written Materials

          Any written materials to be distributed by Pubco to the Holders pursuant to this Agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as Pubco utilizes in communications to holders of Pubco Common Stock subject to Pubco's ability to provide this method of communication) to each Holder at its address as shown on the books of Amalco. Amalco shall provide or cause to be provided to Pubco for this purpose, on a timely basis and without charge or other expense:

     (a)  current lists of the Holders; and

     (b) on the request of Pubco, mailing labels to enable Pubco to carry out its duties under this Agreement.

          The materials referred to above are to be provided by Amalco to Pubco.

4.10      Termination Of Voting Rights

          Except as provided herein or in the Exchangeable Share provisions, all of the rights of a Holder with respect to the Stockholder Vote exercisable in respect of each Exchangeable Share held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Stockholder Votes, shall be deemed to be surrendered by the Holder to Pubco and such Stockholder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such Holder to Pubco of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Put Right or the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of Pubco Common Stock, as specified in Article 5 hereof (unless in any case Pubco or Amalco shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefore to the Holders), or upon the redemption of Exchangeable Shares pursuant to the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Amalco or any other distribution of assets of Amalco among its shareholders for the purpose of winding up its affairs pursuant to the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by Pubco pursuant to the exercise by Pubco of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

                                   ARTICLE 5
                      EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1       Grant of the Exchange Put Right, Exchange Right and Automatic Exchange
          Right

          Pubco hereby grants to the Holders the Exchange Put Right, the right (the "Exchange Right") upon the occurrence and during the continuance of an Insolvency Event to require Pubco to acquire from each or any Holder all or any part of the Exchangeable Shares held by the Holders, and the Automatic Exchange Rights all in accordance with the provisions of this Agreement and the Exchangeable Share Provisions, as the case may be. Pubco hereby acknowledges receipt from the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights by Pubco to the Holders.

5.2       Legended Share Certificates

          Amalco will cause each certificate representing the Exchangeable Shares to bear an appropriate legend notifying the Holders of:

     (a) their right to exercise of the Exchange Put Right and the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

     (b)  the Automatic Exchange Rights.

5.3       Purchase Price

          The consideration payable by Pubco for each Exchangeable Share to be purchased by Pubco (i) under the Exchange Put Right shall be the amount determined under the Exchangeable Share Provisions; and (ii) under the Exchange Right shall be an amount equal to the Share Price on the last Business Day prior to the day of closing of the acquisition of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, Pubco will provide to the Holder an Officer's Certificate setting forth the calculation of the applicable Share Price for each Exchangeable Share. The applicable Share Price for each such Exchangeable Share so purchased may be satisfied only by Pubco's issuing and delivering or causing to be delivered to the Holder the applicable Share Consideration representing the total applicable Share Price.

5.4       Exercise Instructions for Exchange Right

          Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of Amalco. To effect the exercise of the Exchange Right the Holder shall deliver to Pubco, in person or by certified or registered mail, at its principal offices in Vancouver, British Columbia or at such other places in Canada as Pubco may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares which such Holder desires Pubco to acquire, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of the Exchangeable Shares under applicable law and the by-laws of Amalco and such additional documents and instruments as Pubco may reasonably require, together with:

     (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating:

          (i) that the Holder wishes to effect the exercise the Exchange Right so as to require Pubco to acquire from the Holder the number of Exchangeable Shares specified therein,

          (ii) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by Pubco free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests,

          (iii)the names in which the certificates representing the Pubco Common Stock issuable in connection with the exercise of the Exchange Right are to be issued, and

          (iv) the names and addresses of the persons to whom the Share Consideration should be delivered; and

     (b) payment (or evidence satisfactory to Amalco and Pubco of payment) of the taxes (if any) payable.

If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to Pubco are to be acquired by Pubco under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the Holder at the expense of Amalco.

5.5       Delivery of Share Consideration; Effect of Exercise

          As soon as practicable after receipt by Pubco of the certificates representing the Exchangeable Shares which the Holder desires Pubco to acquire under the Exchange Put Right or the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Put Right or the Exchange Right), duly endorsed for transfer to Pubco, Pubco shall immediately thereafter deliver or cause to be delivered to the Holders of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the Share Consideration deliverable in connection with the exercise of the Exchange Put Right or the Exchange Right; provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to Amalco and Pubco of the payment of) the taxes (if any) payable as contemplated by Section 5.7 of this Agreement. Immediately upon receipt by Pubco of the certificates representing the Exchangeable Shares which the Holder desires Pubco to acquire under the Exchange Put Right or the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Put Right or the Exchange Right):

          (i) the closing of the transaction of the acquisition contemplated by the Exchange Put Right or the Exchange Right shall be deemed to have occurred;

          (ii) Pubco shall be required to take all action necessary to permit it to occur, including delivery to the Holder of the relevant Share Consideration, no later than the close of business on the third Business Day following the receipt by Pubco of the certificates and other documents as aforesaid; and

          (iii)the Holder of such Exchangeable Shares shall be deemed to have transferred to Pubco all of its right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate, shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Share Consideration is not delivered by Pubco to the Holder by the date specified above, in which case the rights of the Holder shall remain unaffected until such Share Consideration is delivered by Pubco and any cheque included therein is paid.

Concurrently with such Holder ceasing to be a holder of the Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of the Pubco Common Stock delivered to it pursuant to the Exchange Put Right or the Exchange Right. Notwithstanding the foregoing, until the Share Consideration is delivered to the Holder, the Holder shall be deemed to still be a holder of the Exchangeable Shares for purposes of Voting Rights with respect thereto.

5.6       Exercise of Exchange Right Subsequent to Retraction

          In the event that a Holder has exercised its right under Section 3.5 of the Exchangeable Share Provisions to require Amalco to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by Amalco pursuant to Section 3.5 of the Exchangeable Share Provisions that Amalco will not be permitted as a result of liquidity or solvency provisions of applicable law to redeem all such Retracted Shares, subject to receipt by the Holder of written notice to that effect from Amalco and provided that Pubco shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to Amalco pursuant to Section 3.5(a) of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder to Pubco of the exercise of the Exchange Right with respect to those Retracted Shares which Amalco is unable to redeem. In any such event, Amalco hereby agrees with the Holder immediately to notify the Holder of such prohibition against Amalco's redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Holder all relevant materials delivered by the Holder to Amalco or to the transfer agent of the Exchangeable Shares (including without limitation a copy of the retraction request delivered pursuant to the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares, and the Holder will thereupon exercise the Exchange Right with respect to the Retracted Shares which Amalco is not permitted to redeem and will require Pubco to purchase such shares in accordance with the provisions of this Article 5.

5.7       Stamp or Other Transfer Taxes

          Upon any transfer of the Exchangeable Shares to Pubco pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing the Pubco Common Stock to be delivered as Share Consideration in connection with the payment of the total consideration therefor shall be issued in the name of the Holder of the Exchangeable Shares and so transferred or in such names as such Holder may otherwise direct in writing without charge to the Holder of the Exchangeable Shares so sold, provided, however, that such Holder:

     (a) shall pay (and none of Pubco or Amalco shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder; or

     (b) shall have established to the satisfaction of Pubco and Amalco that such taxes, if any, have been paid.

5.8       Notice of Insolvency Event

          Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, Amalco and Pubco will mail to each Holder, at the expense of Pubco, a notice of such Insolvency Event in the form provided by Pubco, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

5.9       Reservation of Shares of the Pubco Common Stock

          Pubco hereby represents, warrants and covenants with the Holders that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of the Pubco Common Stock:

     (a)  as is equal to the sum of

          (i) the number of the Exchangeable Shares issued and outstanding from time to time, and

          (ii) the number of the Exchangeable Shares issuable upon the exercise of all rights to acquire the Exchangeable Shares outstanding from time to time; and

     (b) as are now and may hereafter be required to enable and permit Amalco to meet its obligations hereunder, under the Certificate of Incorporation of Pubco, under the Support Agreement, under the
          Exchangeable Share Provisions and under any other security or commitment pursuant to the Amalgamation with respect to which Pubco may now or hereafter be required to issue shares of the Pubco Common Stock.

Pubco and Amalco each further covenants and agrees with the Holders that each of them will use its best efforts to obtain all necessary consents, assignments or waivers from third parties and amendments or terminations to any instrument or agreement and take such other measures as may be necessary to fulfill its obligations under and to carry out the transactions contemplated by this Agreement, the Support Agreement and the Exchangeable Share Provisions.

5.10      Automatic Exchange on Liquidation of Pubco

     (a) Pubco will give the Holders written notice of each of the following events (each a "Liquidation Event") at the time set forth below:

          (i) in the event of any determination by the board of directors of Pubco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Pubco or to effect any other distribution of assets of Pubco among its stockholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

          (ii) immediately, upon the earlier of:

               A.   receipt by Pubco of notice of, and

               B. Pubco's otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Pubco or to effect any other distribution of assets of Pubco among its stockholders for the purpose of winding up its affairs.

     (b) Such notice shall include a brief description of the automatic exchange of the Exchangeable Shares for shares of the Pubco Common Stock provided for in Section 5.10(c) below.

     (c) In order that the Holders will be able to participate on a pro rata basis with the holders of the Pubco Common Stock in the distribution of assets of Pubco in connection with a Liquidation Event, immediately prior to the effective time (the "Liquidation Event Effective Time") of a Liquidation Event, all of then outstanding Exchangeable Shares shall be automatically exchanged for shares of the Pubco Common Stock. To effect such automatic exchange, Pubco shall be deemed to have acquired each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Holders, and each Holder shall be deemed to have transferred the Exchangeable Shares held by it at such time, for a price per share equal to the Share Price applicable at such time. In connection with such automatic exchange, Pubco will provide to the Holders an Officer's Certificate setting forth the calculation of the consideration for each Exchangeable Share.

     (d) The closing of the transaction contemplated by Section 5.11(c) above shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Holder shall be deemed to have transferred to Pubco all of the Holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares, and Pubco shall deliver to the Holder the Share Consideration deliverable upon the automatic exchange of the Exchangeable Shares. Concurrently with such Holder's ceasing to be a holder of the

          Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of the Pubco Common Stock issued to it pursuant to the automatic exchange of the Exchangeable Shares for the Pubco Common Stock, and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with Pubco pursuant to such automatic exchange shall thereafter be deemed to represent the shares of the Pubco Common Stock issued to the Holder by Pubco pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent shares of the Pubco Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as Pubco may reasonably require, Pubco shall deliver or cause to be delivered to the Holder certificates representing the shares of the Pubco Common Stock of which the Holder is the holder. Notwithstanding the foregoing, until each Holder is actually entered on the register of holders of the Pubco Common Stock, such Holder shall be deemed to still be a holder of the transferred the Exchangeable Shares for purposes of all Voting Rights with respect thereto.

5.11      Restrictions on Resale

     (a) All of the Pubco Common Stock obtained by Holders of the Exchangeable Shares through the exercise of rights related to the Exchangeable Shares will be subject to the restrictions imposed by all applicable laws, rules and regulations and other requirements of all regulatory authorities having jurisdiction. All the Pubco Common Stock obtained by Holders of the Exchangeable Shares through the exercise of rights related to the Exchangeable Shares will be subject to a one year hold period commencing on the date the holders of the Exchangeable Shares receive shares of the Pubco Common Stock and, in addition to the resale restrictions contained in the securities laws applicable to each Holder, each Holder agrees not to sell more than 3% of the Pubco Common Stock held by them during any three month period from the first anniversary of the Closing (as defined in the Amalgamation Agreement) until the second anniversary of the Closing. If the Holder does not sell their shares of Pubco Common Stock, the additional 3% resale restriction shall be cumulative from such dates.

     (b) The Holders acknowledge that any Pubco Common Stock issued on exchange of the Exchangeable Shares, pursuant to the terms and conditions set forth in the Exchangeable Share Provisions, this Agreement and the Support Agreement, will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the United States Securities Act of 1933, as amended (the "1933 Act"), or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws.

     (c) The Holders acknowledge that Pubco is not a reporting issuer in any of the Provinces of Canada and therefore resale of any of the Pubco Common Stock is restricted except pursuant to an exemption from applicable securities legislation.

     (d)  Each Holder:

          (i) hereby represents and warrants that they have executed and delivered to Pubco prior to the Closing, the Certificate of U.S. Shareholder in the form attached as Schedule N to the Amalgamation Agreement;

                                      -or-

          (ii) hereby represents and warrants to Pubco that they:

               A. are not "U.S. Persons" as such term is defined by Rule 902 of Regulation S under the U.S. Securities Act (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.),

               B. were outside the U.S. when the Holders of the Target approved of the Amalgamation,

               C. the Exchangeable Shares and Pubco Common Stock are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States,

               D. acknowledge and agree not to engage in hedging transactions with regard to the Exchangeable Shares and Pubco Common Stock prior to the expiration of the one (1) year distribution compliance period set forth in Rule 903(b)(3) of Regulation S under the U.S. Securities Act, and

               E. acknowledge and agree with Pubco that Pubco shall refuse to register any transfer of the Exchangeable Shares and Pubco Common Stock not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act.

     (e) It is understood and agreed by the Holders that they will provide and execute all such representations and collateral agreements as are reasonably necessary to ensure that the issuance of the Pubco Common Stock complies with the requirements of all applicable securities legislation.

     (f) It is understood and agreed that the certificates evidencing the Exchangeable Shares will bear the following legends:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT") OR THE

     SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY OR ASPI EUROPE, INC. OR ANY SUCCESSOR CORPORATION, (II) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (III) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, OR (IV) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION, IN EACH CASE AFTER PROVIDING EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE 1933 ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

     THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A HOLD PERIOD IN ALL PROVINCES IN CANADA AND MAY NOT BE TRADED IN ANY OF THE PROVINCES OF CANADA EXCEPT AS PERMITTED BY APPLICABLE SECURITIES LEGISLATION.

     PURSUANT TO THE TERMS AND CONDITIONS OF A CERTAIN VOTING AND EXCHANGE AGREEMENT, THE HOLDER OF SECURITIES REPRESENTED HEREBY ARE ENTITLED TO INSTRUCT THE TRUSTEE WITH RESPECT TO THE EXERCISE OF THEIR VOTING RIGHTS WITH RESPECT TO THE EXCHANGEABLE SHARES HELD BY SUCH HOLDER.

     THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF (I) THAT CERTAIN SUPPORT AGREEMENT AMONG ASPI EUROPE, INC., ASPI ALBERTA HOLDINGS INC. AND GROWTHEXPERTS GROUP INC., (II) A CERTAIN VOTING AND
     EXCHANGE AGREEMENT AMONG THE COMPANY, ASPI EUROPE, INC., THE HOLDER AND GROWTHEXPERTS GROUP INC., INCLUDING THE PROVISIONS RELATING TO THE HOLDER'S RIGHT TO EXERCISE HIS, HER OR ITS EXCHANGE PUT RIGHT AND EXCHANGE RIGHT AND ASPI EUROPE, INC.'S RIGHT TO EXERCISE ITS AUTOMATIC EXCHANGE RIGHTS (AS DEFINED THEREIN), AND (III) ARTICLES OF AMALGAMATION FILED WITH THE PROVINCE OF ALBERTA. COPIES OF SUCH AGREEMENTS OR DOCUMENTS MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

     (g)  The Pubco Common Stock will bear the following legends:

     "THESE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT,
     (III) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, OR (IV) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION, IN EACH CASE AFTER PROVIDING EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY BE MADE WITHOUT
     REGISTRATION  UNDER  THE  1933  ACT.  HEDGING

     TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

     THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A HOLD PERIOD IN ALL PROVINCES IN CANADA AND MAY NOT BE TRADED IN ANY OF THE PROVINCES OF CANADA EXCEPT AS PERMITTED BY APPLICABLE SECURITIES LEGISLATION."

                                    ARTICLE 6
             RESTRICTIONS ON ISSUANCE OF PUBCO SPECIAL VOTING STOCK

          During the term of this Agreement, Pubco will not issue any shares of Pubco Special Voting Stock in addition to the Voting Share.

                                   ARTICLE 7
                             CONCERNING THE TRUSTEE

7.1       Powers And Duties Of The Trustee

          The  rights,   powers  and  authorities  of  the  Trustee  under  this
Agreement, in its capacity as trustee of the Trust, shall include:


     (a) receiving and depositing the Voting Share from Pubco as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

     (b)  granting proxies to Holders as provided in this Agreement;

     (c) voting the Stockholder Votes in accordance with the provisions of this Agreement;

     (d) holding title to the Trust Estate; and (e) taking such other actions and doing such other things as are specifically provided in this Agreement.

In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary or appropriate to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this Agreement. The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and in accordance with its fiduciary duties to the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. The Trustee shall not be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notice shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and, in the absence of such notice, the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

7.2       No Conflict Of Interest

          The Trustee represents to the Acquiror and Pubco that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within ninety (90) days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10. If, notwithstanding the foregoing provisions of this Section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such materials conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7.2, any interested party may apply to the superior court of the province in which Amalco has its registered office for an order that the Trustee be replaced as trustee hereunder.

7.3       Dealings With Third Parties

          The Acquiror and Pubco irrevocably authorize the Trustee, from time to time, to:

     (a) consult, communicate and otherwise deal with any respective registrars, transfer agents or any other person or entity appointed from time to time by Pubco in connection with any matter relating to the Exchangeable Shares and Pubco Common Stock; and

     (b) requisition, from time to time from any such registrar, transfer agent payment agent or other person or entity, appointed from time to time by Pubco, as applicable, any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement.

The Acquiror and Pubco irrevocably authorize their respective agents, or any other authorized agent appointed from time to time by Pubco to comply with all such requests.

7.4       Books And Records

          The Trustee shall keep available for inspection, during normal business hours, by Pubco and Amalco, at the Trustee's principal office, correct and complete books and records of account relating to the Trustee's actions under this Agreement, including without limitation all information relating instructions from Holders and all transactions pursuant to the Voting Rights for the term of this Agreement.

7.5       Indemnification Prior To Certain Actions By Trustee

          The Trustee shall not be required to expend any of its own funds or otherwise incur any financial liability in the exercise of any of its rights, powers, duties or authorities, but instead shall be entitled to be fully funded, given security and indemnity in advance prior to the Trustee being required to take any actions whatsoever under this Agreement.

7.6       Reliance Upon Declarations

          The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder, and such lists, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of Article 7 hereof, if applicable, and with any other applicable provisions of this Agreement.

7.7       Experts, Advisors And Agents

          The Trustee may:

     (a) in relation to these presents, act and rely on the opinion or advice of or information obtained from any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Amalco and/or Pubco or otherwise, and may employ, at the expense of Amalco and Pubco, such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

     (b) at the expense of Amalco and Pubco, employ such agents and other assistants as it may reasonably require for the proper discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it, (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

7.8       Trustee Not Required To Give Security

          The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

7.9       Trustee Not Bound To Act On Demands or Requests

          Except as in this Agreement or otherwise specifically provided, the Trustee is authorized and directed to disregard in its sole discretion any and all notices and warnings which may be given to it by any of the parties hereto or by any other person, firm, association or corporation. It will, however, at its sole discretion, obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgments or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the parties hereto or to any other person, firm, association or corporation, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated.


          In the event the Trust Estate or any documents in connection with the Voting Rights are attached, garnished or levied upon under any court order, or if the delivery of such property is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Trustee, the Trustee may, in its sole discretion, obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Agreement to the contrary. If the Trustee obeys and complies with any such writs, orders, judgments or decrees, it will not be liable to any of the parties hereto or to any other person, form or corporation by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

7.10      Trustee Not Bound To Pass Upon Sufficiency Of Any Documents

          The Trustee will not be required to pass upon the sufficiency of any of the documents in connection with the Voting Rights or to ascertain whether or not the person or persons who have executed, signed or otherwise issued or authenticated the any documents in connection with the Voting Rights have authority to so execute, sign or authorize, issue or authenticate the said documents or any of them, or that they are the same persons named therein or otherwise to pass upon any requirement of such instruments that may be essential for their validity.

7.11      Trustee May Interplead

          Notwithstanding anything to the contrary contained herein, in the event of any dispute arising between any of the parties hereto, this Agreement or any matters relating to the Trust Estate, the Trustee may in its sole discretion deliver and interplead the Voting Share into court and such delivery and interpleading will be an effective discharge of all obligations and responsibilities of the Trustee hereunder.

7.12      Acceptance Of Trust

          The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions set forth herein and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions set forth herein.

                                   ARTICLE 8
                                  COMPENSATION

8.1       Fees And Expenses Of The Trustee

          Pubco and Amalco jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses and disbursements, including, without limitation, legal fees and expenses and the reasonable compensation and disbursements of all other advisors, agents and assistants not regularly in its employ and the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this Agreement; provided that Pubco shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted fraudulently or in bad faith or with gross negligence or willful misconduct.

                                   ARTICLE 9
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1       Indemnification Of The Trustee

          Pubco and Acquiror jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, partners, employees and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, gross negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instructions delivered to the Trustee by the Holders, Pubco or Amalco pursuant hereto. In no case shall Pubco or Amalco be liable under this indemnity for any claim against any of the Indemnified Parties unless Pubco and Amalco shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis for the claim. Pubco and Amalco shall be entitled to participate at their own expense in the defense and, if Pubco and Amalco so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof and the fees and expenses of such counsel shall be at the expense of the Amalco and Pubco This indemnity shall survive the resignation and/or removal of the Trustee and the termination of the Trust.


          In case proceedings should hereafter be taken in any court respecting the Trustee's acceptance or administration of the Trust, the Trustee will not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security, in addition to the indemnity given in Article 9, against its costs of such proceedings.

9.2       Limitation Of Liability

          The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate except to the extent that such loss is attributable to the fraud, gross negligence, willful misconduct or bad faith on the part of the Trustee.

                                   ARTICLE 10
                                CHANGE OF TRUSTEE
10.1      Resignation

          The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Pubco and Amalco specifying the date on which it desires to resign, provided that such notice shall never be given less than thirty (30) days before such desired resignation date unless Pubco and Amalco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Pubco and Amalco shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the superior court of the province in which Amalco has its registered office upon application of one or more of the parties hereto.

10.2      Removal

          The Trustee,  or any trustee hereafter  appointed at any time on sixty
(60) days prior notice by written instrument executed by Pubco and Amalco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee; provided that, in connection with such removal, provision is made for a replacement trustee similar to that contemplated in Section 10.1

10.3      Successor Trustee

          Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Pubco and Amalco and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement with like effect as if originally named as trustee in this Agreement. However, on the written request of Pubco and Amalco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all of the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Pubco and Amalco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4      Notice Of Successor Trustee

          Upon acceptance of appointment by a successor trustee as provided herein, Pubco and Amalco shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If Pubco or Amalco shall fail to cause such notice to be mailed within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Pubco and Amalco.

                                   ARTICLE 11
                                PUBCO SUCCESSORS

11.1      Certain Requirements in Respect of Combination, Etc.

          Neither Amalco nor Pubco shall enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom, but may do so if:

     (a) such other Person or continuing corporation (the "Pubco Successor"), by operation of law, becomes, without further action, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are satisfactory to a representative of the Holders appointed by Exchangeable Holder Approval and in the opinion of legal counsel to the Holders are necessary or advisable evidence the assumption by the Pubco Successor of liability for all moneys payable and property deliverable hereunder, the covenant of such Pubco Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Pubco under this Agreement, and

     (b) such transaction shall, to the satisfaction of a representative of the Holders appointed by Exchangeable Holder Approval, be upon such terms which substantially preserve and do not impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders hereunder. 11.2 Vesting of Powers in Successor

          Whenever the conditions of Section 11.1 hereof have been duly observed and performed, the Holders, if required by Section 11.1 hereof, the Pubco Successor and Amalco shall execute and deliver the supplemental agreement provided for in Article 12 hereof, and thereupon the Pubco Successor shall possess and from time to time may exercise each and every right and power of Pubco and Amalco under this Agreement in the name of Pubco or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Pubco or any officers of Pubco may be done and performed with like force and effect by the directors or officers of such Pubco Successor.

11.3      Wholly-owned Subsidiaries

          Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of Pubco with or into Pubco or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Pubco provided that all of the assets of such subsidiary are transferred to Pubco or another wholly-owned subsidiary of Pubco, and any such transactions are expressly permitted by this Article 11.

                                   ARTICLE 12
                     AMENDMENTS AND SUPPLEMENTAL AGREEMENTS
12.1      Amendments, Modifications, Etc.

          Subject to Sections 12.2 and 12.4, this Agreement may not be amended, modified or waived except by an agreement in writing executed by Amalco, Pubco and the Trustee and a representative of the Holders appointed by Exchangeable
Holder Approval. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

12.2      Ministerial Amendments

          Notwithstanding the provisions of Section 12.1 hereof, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this Agreement for the purposes of:

     (a) adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder provided that the addition of the proposed covenant is not prejudicial to the interests of the Holders as a whole or the Trustee;

     (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of Pubco and Amalco, having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole;

     (c) making such changes or corrections which, on the advice of counsel to Amalco, Pubco, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided that the board of directors of each of Amalco and Pubco shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole; or

     (d) making such changes as may be necessary or appropriate to implement or give effect to any assignment or assumption made pursuant to Section
          14.9 hereof.

12.3      Meeting to Consider Amendments

          Amalco, at the request of Pubco, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Amalco, the Exchangeable Share Provisions and all applicable laws.

12.4      Changes in Capital of Pubco and Amalco

          At all times after the  occurrence of any event  effected  pursuant to
Section 2.7 or 2.8 of the Support Agreement, as a result of which either the Pubco Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the Pubco Common Stock or the Exchangeable Shares or both are so changed, and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

12.5      Execution of Supplemental Agreements

          From time to time, Amalco (when authorized by a resolution of its Board of Directors), Pubco (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

     (a) evidencing the succession of any Pubco Successors to Pubco and the covenants of and obligations assumed by each such Pubco Successor in accordance with the provisions of Article 11 and the successor of any successor Trustee in accordance with the provisions of Article 10;

     (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Agreement, the Exchange Put Right, Exchange Right or the Automatic Exchange Rights which will not be prejudicial to the interests of the Holders as a whole or are necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Pubco, Amalco, the Trustee or this Agreement; and

     (c) for any other purposes not inconsistent with the provisions of this Agreement, including without limitation to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.

                                   ARTICLE 13
                                   TERMINATION

13.1      Term

          This Agreement shall continue until the earliest to occur of the following events:

     (a)  no outstanding the Exchangeable Shares are held by a Holder; or

     (b) each of Amalco and Pubco elects in writing to terminate the Trust and such termination is approved with Exchangeable Holder Approval.

13.2      Survival of Agreement

          This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder; provided, however, that the provisions of Articles 8 and 9 hereof shall survive any such termination of this Agreement.

                                   ARTICLE 14
                                     GENERAL

14.1      Severability

          If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby, and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

14.2      Inurement

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

14.3      Notices to Parties

          All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):


     (a)  if to Pubco to:

          ASPI Europe, Inc.
          1940 West 11th Avenue
          Vancouver, BC V6J 2C6

          Attention:        President
          Facsimile:        (604) 687-7684

     (b)  if to Amalco to:

          GrowthExperts Group Inc.
          435 Columbia Street, Suite 320
          Vancouver, BC V3L 5N8

          Attention:        President
          Facsimile:        (604) 519-2416

     (c)  if to the Trustee to:

          Clark, Wilson Barristers & Solicitors
          800 - 885 West Georgia
          Vancouver, BC V6C 3H1
          Attention:        Virgil Hlus
          Facsimile:        (604) 687-6314

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof, and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

14.4      Notice to Holders

          Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders of the Exchangeable Shares in any manner permitted by the Exchangeable Share Provisions and shall be deemed to be received (if given or sent in such manner) at the time specified in such Exchangeable Share Provisions, the provisions of which Exchangeable Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

14.5      Risk of Payments by Post

          Whenever payments are to be made or documents are to be sent to any Holder by Amalco or by Pubco or by such Holder to Pubco or Amalco, the making of such payment or sending of such document sent through the mail shall be at the risk of Amalco or Pubco, in the case of payments made or documents sent by the Trustee or Amalco or Pubco, and the Holder, in the case of payments made or documents sent by the Holder.

14.6      Counterparts

          This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.7      Jurisdiction

          This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

14.8      Attornment

          Pubco agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of British Columbia, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints Amalco at its registered office in the Province of Alberta as Pubco's attorney for service of process.

IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed as of the date first above written.


                                  ASPI EUROPE, INC.


                                  Per: /s/ Patrick McGrath
                                       -----------------------------------------
                                       Authorized Signatory


                                  GROWTHEXPERTS GROUP INC.


                                  Per: /s/ Thomas Winters
                                       -----------------------------------------
                                       Authorized Signatory


                                  ASPI ALBERTA HOLDINGS INC.


                                  Per: /s/ Patrick McGrath
                                       -----------------------------------------
                                       Authorized Signatory


                                  CLARK, WILSON BARRISTERS & SOLICITORS

                                  Per: /s/ [Illegible]
                                       -----------------------------------------
                                       Authorized Signatory

                                   Schedule A

                  Holders of the Exchangeable Shares of Amalco




----------------------------------            ----------------------------------
SCOTT DOW                                      F. THOMAS WINTERS III



----------------------------------            ----------------------------------
GREG S. KULAR                                  BRUCE FRANCOM



----------------------------------            ----------------------------------
PATRICK B. HANNA                               K. MICHELLE BRAUN



----------------------------------            ----------------------------------
BRIAN BANKS                                    EDWARD SOORANY



----------------------------------            ----------------------------------
GHANIA ALLEN                                   FRANK CATALA



----------------------------------            ----------------------------------
CASEY DALEN                                    NANCY GAMBLE



----------------------------------            ----------------------------------
KARLA HALLORAN                                 DEAN HAMAGUCHI



----------------------------------            ----------------------------------
THOMAS HICKS                                   ED LUZNEY



----------------------------------            ----------------------------------
JONATHAN MORRIS                                DEBORAH MURRAY

----------------------------------            ----------------------------------
DEBBIE PETROUNIG                               MOHAMMED QAMAR



----------------------------------            ----------------------------------
ERIC CLAIRE                                    JAMES HARRADENCE



----------------------------------            ----------------------------------
CONNIE MACKINNON                               RICHARD REID



----------------------------------            ----------------------------------
RICHARD RYSACK                                 DON SCHELDRUP



----------------------------------            ----------------------------------
DAVE SMETHURST                                 GARY SHERKEY



427572 ALBERTA LTD.


Per: -----------------------------            ----------------------------------
     Authorized Signatory                     DAVID MAULSBY



----------------------------------            ----------------------------------
W. ROSS WEAVER                                 RODGER F. WOODS



----------------------------------            ----------------------------------
FRED HARBINSON                                 SAMI MORGAN MICHAIIL



----------------------------------            ----------------------------------
DURIAD YOUSEF EMANUEL                          HANAN ELIYA

DIGITAL CONCEPTS INC.



Per: -----------------------------            ----------------------------------
     Authorized Signatory                     CAROL M. WOODS



----------------------------------            ----------------------------------
HANAN ZOOROB                                   DR. ADIB B. CHAMMAS


INSIGHT COMPUTING SOLUTIONS INC.



Per: -----------------------------            ----------------------------------
     Authorized Signatory                     ROY DOW



----------------------------------            ----------------------------------
MICHELE DOW                                    KAMAL WAHIB GHAIS



----------------------------------            ----------------------------------
MOHAMMED OBAID AL JABER                        ZIAD DALLOUL



----------------------------------            ----------------------------------
NELDA WALBURGER                                PHILLIS SCOTT



----------------------------------            ----------------------------------
RICHARD ORR                                    BEN WALBURGER



----------------------------------            ----------------------------------
WILLIAM B. NILSSON                             DARREL WALBURGER


276892 ALBERTA LTD.



Per: -----------------------------
     Authorized Signatory